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Exhibit  4.1


                             Integrity Capital Inc.
                          914 Citadel Drive, Suite B-1
                                Everson, WA 98247
                            www.integritycapital.net

DATE:  January  9,  2001

WHEREAS: Call-Solutions, Inc. (CSOL) is seeking services of an Internet Website designer.

WHEREAS: Integrity Capital, Inc., (Integrity Capital) is a public relations company offering services based on the following contract proposal.

Enhance the image of CSOL through creation of high profile Internet structure. Provide aesthetically pleasing website design for CSOL based on the Corporate Logo and colors.

WEBSITE: Integrity Capital will design, assist with content and ensure that CSOL's website is maintained and upgraded as per corporate developments.

FEE  STRUCTURE
--------------

Payment is to be made in advance and the contract will continue on a month-to-month basis thereafter upon mutual agreement between Integrity and CSOL.

CSOL  WOULD  AGREE  TO  PAY  ACCORDING  TO  THE  FOLLOWING  SCHEDULE:

Total  Cost:
               Integrity Capital will redesign CSOL's corporate website so that it is professional in appearance and attractive to anyone interested in CSOL's services. This will be accomplished for a fee of 300,000 Class A common Shares.

It is agreed upon by both parties that delivery of said certificates will be complete upon filing of CSOL's audit. It is further agreed that Integrity
Capital  will  commence  work  for  the  above  services  immediately.



        Tel: 360-318-1819 Toll Free: 877-318-1819 Facsimile: 360-318-8130
                        E-mail: info@Integritycapital.net

                          914 Citadel Drive, Suite B-1
                                Everson, WA 98247
                            www.integritycapital.net


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No  further  costs  except  as  set  forth  in this contract, CSOL shall have no additional obligation to make any payments to Integrity Capital or to assume any costs, for any efforts by Integrity Capital hereunder. No further costs except as identified by this contract will be billed to CSOL without prior approval.

JOINT MANAGEMENT: It is understood that CSOL and Integrity Capital shall administer this contract so no disputes arise in the course of its fulfillment. Integrity Capital is being incited to work as diligently as possible to provide the necessary outcomes. Except for illegal activity, this contract will continue as written for the full term.

CANCELLATION: This agreement may not be canceled except for cause for the period of the contract from the date here of. Cause includes failure to perform any of the obligations by this agreement, or the violation of the laws of any federal, state or local jurisdiction.

This agreement constitutes the full and complete agreement between the parties, and any prior agreements, statements, promises or representations of any type whatsoever, whether oral or written, are merged herein and superceded by this agreement. This agreement may not be modified or changed in any way except in writing, signed by both CSOL and Integrity Capital.

By signature affixed below, the parties, separately and together, agree to the terms specified herein. Integrity Capital, Inc. to provide said services as outlined herein and CSOL to provide payment of such services. Both parties agree to arbitration of any disputes to arrive at a continued relationship. Signature will enact the relationship and set forth the parameters of said relationship and an invoice will be forthcoming. Facsimile copies of contracts and invoices are sufficient to enact. Hard copies will be delivered no later than 30 days into the contract period for both parties.


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Integrity  Capital,  Inc.


By:  /s/  Robert J. Pratt               Date:     03/23/2001
   -----------------------                   ----------------
      Robert  J.Pratt


Call-Solutions,  Inc.  Corp

By:  /s/  Joe Risk                      Date:     03/26/2001
   -----------------------                   ----------------
      Joe  Risk



Tel:  360-318-1819  Toll  Free:  877-318-1819  Facsimile:  360-318-8130
                        E-mail: info@Integritycapital.net


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